Exhibit 99.2

FILED

SUPERIOR COURT OF CALIFORNIA

COUNTY OF ORANGE

CENTRAL JUSTICE CENTER

APR 30 2013

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF ORANGE - CENTRAL JUSTICE CENTER

MICHAEL W. FITZGIBBONS, M.D.,	Case No. 2008-00108081
Plaintiff
Order Granting Judgment Notwithstanding
vs.
INTEGRATED HEALTHCARE HOLDINGS, INC.,	the Verdict, or in the alternative, New Trial
Defendant

The Court rules on the Motion for Judgment Notwithstanding the Verdict and Motion for New Trial as follows:

Background:

Defendant Integrated Healthcare Holdings, Inc. ("IHHI") was a holding company that was formed to purchase hospitals in Orange County, including Western Medical Center ("WMC"). Plaintiff, Dr. Michael Fitzgibbons ("Dr. Fitzgibbons"), was a member of the medical staffs medical executive committee and WMC's former chief of staff, who opposed the purchase.

On June 23, 2005, IHHI filed a previous complaint against Dr. Fitzgibbons for (1) defamation; (2) intentional interference with a contractual relationship; (3) negligent interference with a contractual relationship; (4) breach of contract; (5) breach of the duty of good faith and fair dealing; and (6) violation of Business and Professions Code section 17200 et seq. Dr. Fitzgibbons filed a Special Motion to Strike, which the trial court denied. In Integrated Healthcare Holdings, Inc. v. Fitzgibbons (2006) 140 Cal.App.4th 515, the Court of Appeal reversed the trial court and directed the trial court to grant the Special Motion to Strike.

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Current Action:

On June 16, 2008, Dr. Fitzgibbons filed this current case. His complaint against IHHI was for (1) intentional interference with prospective economic advantage, (2) defamation, (3) intentional infliction of emotional distress, and (4) malicious prosecution. IHHI filed a special motion to strike that was denied. The Court of Appeal affirmed the denial of this Special Motion to Strike. Fitzgibbons v. Integrated Healthcare Holdings, Inc. (G041374).

The above-entitle action came on regularly for trial on April 30, 2012, in Department C26 of the above entitled court, Hon. Gregory H. Lewis presiding. At that time, Plaintiff Michael W. Fitzgibbons M.D. was represented by and through Charles T. Matthews of the Matthews Group and Donald K. Hufstader of the Law Offices of Donald K. Hufstader. Defendant IHHI was represented by and through its counsel David A. Robinson and Teddy T. Davis of Enterprise Counsel Group ALC.

On April 30, 2012, the court granted IHHI's motion to bifurcated the issue of whether IHHI had probable cause to file a Complaint in the case IHHI v. Fitzgibbons. On May 1, 2012, the court granted the motion and ordered the issue bifurcated. On May 2, 2012, court proceeded with a bench trial. After hearing the evidence and arguments of counsel, the court found that IHHI had probable cause to file the prior complaint. The court adjudicated the fourth cause of action for malicious prosecution in favor of IHHI

On January 22, 2013, the trial resumed on the remaining cause of action in C26 of the above entitled court before Hon. Gregory H. Lewis. Plaintiff Dr. Fitzgibbons was represented by and through Charles T. Matthews and Zack I. Domb of the Matthews Group. Defendant IHHI was represented by and through its counsel David A. Robinson and Teddy T. Davis of Enterprise Counsel Group ALC. A jury of twelve persons and two alternates were regularly impaneled. Witnesses were sworn and testified.

After Dr. Fitzgibbons rested his case-in-chief on February 5, 2013, the court dismissed the third cause of action for intentional interference with prospective economic advantage. On February 7, 2013, the court granted IHHI's Motion for Nonsuit as to the second cause of action for defamation.

The only cause of action that went to the jury was the third cause of action for Intentional Infliction of Emotional Distress. After hearing the evidence and arguments, the court duly instructed the jury. On February 8, 2013, the jury returned a special verdict for $5,200,000.00 in compensatory damages in favor of Plaintiff.

The court presided to another phase for punitive damages. After hearing the evidence and arguments, the court duly instructed the jury. The jury returned a verdict for an additional $500,000 in punitive damages for Plaintiff.

On March 6, 2013, the court entered Judgment in favor of Plaintiff and against Defendant for $5,700,000.00. The Notice of Entry of Judgment was served that same day.

Defendant IHHI timely filed and served a Motion for Judgment Not Withstanding Verdict and a Motion for New Trial.

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Motion for Judgment Not Withstanding Verdict:

"A motion for judgment notwithstanding the verdict of a jury may properly be granted only if it appears from the evidence, viewed in the light most favorable to the party securing the verdict, that there is no substantial evidence to support the verdict. If there is any substantial evidence, or reasonable inferences to be drawn therefrom, in support of the verdict, the motion should be denied." Hauter v. Zogarts (1975) 14 Cal.3d 104, 110-111.

Plaintiff contended that Bruce Mogel, the former CEO of Defendant, was responsible for causing the intention infliction of emotional distress to him. The critical issue is whether Defendant is legally responsible for the alleged conduct of Bruce Mogel. There are two significant issues concerning the liability of Defendant. The first issue is whether Defendant was vicariously liable. The second issue is whether Defendant ratified the conduct.

Vicarious Liability:

CACI No. 3720 set forth the jury instruction for vicarious liability as follows:

[Name of plaintiff] must prove that [name of agent] was acting within the scope of [his/her]

[employment/authorization) when [name of plaintiff] was harmed.

Conduct is within the scope of [employment/authorization] if:

(a) It is reasonably related to the kinds of tasks that the [employee/agent] was employed to perform; or

(b) It is reasonably foreseeable in light of the employer's business or the [agent's/employee's job) responsibilities. (Emphasis added).

Were the alleged actions of Mogul reasonably related to the kinds of tasks that he was employed to perform or reasonably foreseeable in light of the employer's business or his CEO responsibilities?

"Analysis in terms of foreseeability leads to the same conclusion. An intentional tort is foreseeable, for purposes of respondeat superior, only if 'in the context of the particular enterprise an employee's conduct is not so unusual or startling that it would seem unfair to include the loss resulting from it among other costs of the employer's business.' ... The question is not one of statistical frequency, but of a relationship between the nature of the work involved and the type of tort committed. The employment must be such as predictably to create the risk employees will commit intentional torts of the type for which liability is sought." Lisa M. v. Henry Mayo Newhall Memorial Hospital (1995) 12 Cal.4th 291, 302. (Emphasis original).

In Thorn v. City of Glendale (1994) 28 Cal.App.4th 1379, 1383-1384, "A fire marshal's entering a building and setting an incendiary device for the purpose of burning it down is so startling and unusual an occurrence as to be outside those risks which should fairly be imposed upon the public employer. The alleged act did not arise from the pursuit of the employer's purpose but was rather the result, we must assume, of a personal compulsion."

Bruce Mogel was the Chief Executive Officer He was not operating a nightclub or a criminal enterprise. Mogel's alleged effort to "humble" Plaintiff had nothing to do with the business of IHHI. It was a personal grudge. The hiring of a thug was a "startling and unusual an occurrence." There was no relationship between the nature of Mogel's work and the tort committed. There is no relationship between his job description and the incidents involving Plaintiff. The alleged attack on Dr. Fitzgibbons was not reasonably foreseeable in light of Mogel's responsibilities. Plaintiff failed to introduce substantial evidence to establish that IHHI was vicariously liable.

"It would be unfair to force an employer to pay for employee torts that are unconnected with the activities of the business.... Forcing liability upon an employer for torts that do not arise from the enterprise contravenes the basic rationale underlying the theory of respondeat superior. ...Respondeat superior liability holds an employer economically responsible for those activities characteristic of the enterprise itself." Bailey v. Filco, Inc. (1996) 48 Cal.App.4th 1552, 1567-1568.

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"[T]he question is whether the risk of such an act is typical of or broadly incidental to the employer's enterprise." Yamaguchi v. Harnsmut (2003) 106 Cal.App.4th 472, 482. As a matter of law, the attack on Plaintiff was not reasonably related to the kinds of tasks that he was employed to perform; or reasonably foreseeable in light of the employer's business or the his responsibilities.

Ratification:

CACI No. 3710 Ratification states: "[Name ofplaintiff] claims that [name of defendant] is responsible for the harm caused by [name of agent]'s conduct because [he/she/it] approved that conduct after it occurred. If you find that [name of agent] harmed [name of plaintiff], you must decide whether [name of defendant] approved that conduct. To establish [his/her] claim, [name of plaintiff] must prove all of the following:

1 That [name of agent] intended to act on behalf of [name of defendant];

2 That [name of defendant] learned of [name of agent]'s conduct after it occurred; and

3 That [name of defendant] approved [name of agent]'s conduct.

Approval can be shown through words, or it can be inferred from a person's conduct. [Approval can be inferred if a person voluntarily keeps the benefits of [his/her/its] [representative/employee]'s unauthorized conduct after [he/she/it]learns of the unauthorized conduct.]" (Emphasis added).

After the incidents occurred, Defendant conducted an extensive investigation into the allegations. IHHI spent tens of thousands of dollars, hired a computer forensic firm and hired the Paul Hastings law firm to investigate Mogel's activities. IHHI proved that Mogel was responsible for the loss of the $10,000.00. IHHI forced him to resign.

Even so, IHHI was unable to prove a connection between the $10,000 payment to Form Labs/ Mickey Delgado and the attacks against Plaintiff. Defendant did not possess facts that proved Mogel was responsible for the attack. "[I]t is an inherent element of ratification that the party to be charged with it must have fully known what he was doing.... '[T]he very essence either of an election or ratification is that it is done advisedly, with full knowledge of the party's rights.' " Fergus v. Songer (2007) 150 Cal.App.4th 552, 571.

"The theory of ratification is generally applied where an employer fails to investigate or respond to charges that an employee committed an intentional tort, such as assault or battery." Baptist v. Robinson (2006) 143 Cal.App.4th 151, 170. In this case, Defendant conducted a vigorous investigation, but did not uncover evidence to connect Mogel to the attacks.

"Ordinarily, the law requires that a principal be apprised of all the facts surrounding a transaction before he will be held to have ratified the unauthorized acts of an agent. However, where ignorance of the facts arises from the principal's own failure to investigate and the circumstances are such as to put a reasonable man on inquiry ... , he may be held to have ratified despite lack of full knowledge." Reusche v. California Pacific Title Ins. Co. (1965) 231 Cal.App.2d 731,738. (Internal citations omitted.) Without full knowledge of the facts after conducting an investigation, Defendant cannot be found to have ratified Mogel's actions. Ratification is limited to events that IHHI had actual knowledge. Plaintiff failed to introduce substantial evidence which could support a finding that IHHI authorized the attacks on him.

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Motion for New Trial:

Excessive damages:

Pursuant to C.C.P. § 657 (5), the court finds that the verdict for compensatory damages for $5,200,000.00 and punitive damages for $500,000.00 is excessive. After weighing the evidence, the court is convinced from the entire record, including reasonable inferences that the jury clearly should have reached a different verdict or decision. The jury verdict appears to be a product of passion and prejudice instead of an evaluation of the extent of Plaintiffs emotional distress. The award for only emotional distress damage is completely out of line with similar injuries in other cases.

Plaintiff failed to introduce any evidence of medical expenses or loss of income. The entire amount of compensatory damages was for noneconomic damages, such as emotional distress. Plaintiff was not hospitalized or medically treated. He did not take any medication. There were no physical manifestations of injury. While Plaintiff sustained embarrassment, the emotional distress was not of a substantial quality or duration. At worst, some other doctors poked fun at him. By giving Plaintiff the benefit of the doubt, his emotional distress barely would qualify as being "severe."

Jury Misconduct:

There is significant issue whether the juror's engaged in a quotient verdict. The court must undertake a three-step process to determine if there was juror misconduct. "First, it must determine whether the affidavits supporting the motion are admissible. (Evid. Code, § 1150.) If the evidence is admissible, the trial court must determine whether the facts establish misconduct. ... Lastly, assuming misconduct, the trial court must determine whether the misconduct was prejudicial." People v. Dorsey (1995) 34 Cal.App.4th 694, 703 -704. Internal citations omitted).

Six declarations were submitted on the issue concerning a quotient verdict. Since issue is one of the limited exceptions, that juror's affidavits or declarations are admissible. Bardessono v. Michels (1970) 3 Cal.3d 780, 794, C.C.P. § 657 (2). Defendant submitted two declarations (Hardeep S, Rai, Juror No. 10 and Todd Rausch, Juror No. 9) supporting the position that there was a quotient verdict. Plaintiff submitted four declarations that took a contrary position (Ada Rose Edwards, Juror No. 14; Jeff McCauley, Juror No.8; Ping-Ping Tang, Juror No.2; and David Chao, Juror No.3). In a quotient verdict, the "jurors agree to be bound by an average of their views; each writes the amount he favors on a slip of paper; the sums are added and divided by 12, and the resulting 'quotient' pursuant to the prior agreement, is accepted as the verdict without further deliberation or consideration of its fairness." Chronakis v.Windsor (1993) 14 Cal.App.4th 1058, 1064. (Emphasis original). While there is a dispute among the jurors, the court finds that it is more probable than not that the jury agreed in advance to abide by the quotient verdict. A quotient verdict is misconduct and prejudicial. In addition to the excessive damages basis, jury misconduct is a ground for a new trial. C.C.P. § 657 (2).

Insufficiency of Evidence:

C.C.P. § 657 (6) provides that a new trial may be granted if there is "Insufficiency of the evidence to justify the verdict or other decision, or the verdict or other decision is against law." "[T]he function of a new trial motion is to allow a reexamination of an issue of fact... A new trial motion allows a judge to disbelieve witnesses, reweigh evidence and draw reasonable inferences contrary to that of the jury ... ."Fountain Valley Chateau Blanc Homeowner's Assn. v. Department of Veterans Affairs (1998) 67 Cal.App.4th 743, 751.

In addition, the court also finds that under the relaxed standard for a new trial, Plaintiff failed to prove vicarious liability or ratification.

Conclusion:

On April 29, 2013, Defendant's Motion for Judgment Notwithstanding the Verdict and Motion for New Trial came on hearing in Department C26 of the above entitled court, Hon. Gregory H. Lewis presiding. Plaintiff Michael W. Fitzgibbons M.D. was represented by and through Charles T. Matthews ofthe Matthews Group. Defendant IHHiwas represented by and through its counsel, David A. Robinson of Enterprise Counsel Group ALC.

After full consideration of the evidence presented at trial, the court has determined that the jury's verdict was not supported by substantial evidence concerning vicarious liability or ratification. Pursuant to C.C.P. § 629, good cause appearing, it is hereby ordered that Defendant IHHI's Motion for Judgment Notwithstanding the Verdict is GRANTED and the Judgment entered on March 6, 2013 is vacated. Judgment shall be entered in favor of Defendant IHHI and against Plaintiff Dr. Fitzgibbons. It is hereby adjudged and decreed that Plaintiff Dr. Fitzgibbon will take nothing from Defendant IHHI and that IHHI recover from Dr. Fitzgibyo its cost of suit. If for some reason, the Judgment Not Withstanding the Verdict is reversed on appeal, the court grants the Motion for New Trial on a contingent basis.

Dated: April 30, 2013	/s/ Hon. Gregory H. Lewis
Hon. Gregory H. Lewis
Judge of the Superior Court

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